EXHIBIT I-1

FUNDAMENTAL INVESTMENT RESTRICTIONS RECOMMENDED TO BE AMENDED
(As Described in Proposal 5)

	FUNDAMENTAL INVESTMENT RESTRICTIONS TO BE AMENDED	FUNDAMENTAL INVESTMENT RESTRICTIONS TO REMAIN UNCHANGED

Franklin Federal Tax-Free Income Fund
1). Borrowing
2). Underwriting
3). Lending
4). Investments in Real Estate
5). Investments in Commodities
6). Issuing Senior Securities
7). Concentration
8). Diversification of Investments
Franklin Money Fund
1). Borrowing
2). Underwriting
3). Lending
4). Investments in Real Estate
5). Investments in Commodities
6). Issuing Senior Securities
7). Concentration
8). Diversification of Investments
Franklin Tax-Exempt Money Fund
1). Borrowing
2). Underwriting
3). Lending
4). Investments in Real Estate
5). Investments in Commodities
6). Issuing Senior Securities
7). Concentration
8). Diversification of Investments
The Money Market Portfolios
The Money Market Portfolio	1). Borrowing
2). Underwriting
3). Lending
4). Investments in Real Estate
5). Investments in Commodities
6). Issuing Senior Securities
7). Concentration
8). Diversification of Investments

I-1-1